Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Expansion of Senior Management Team

Irvine, Calif.  March 4, 2013 - Pacific Premier Bancorp, Inc.  (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank (the “Bank”), announced today the following personnel changes, which are designed to strengthen and expand the Company’s senior management team and position the franchise for continued growth:

·	Mark Whalen has joined the company as Senior Vice President and Chief Lending Officer
·	Edward “Eddie” Wilcox has been promoted from Executive Vice President and Chief Banking Officer to Executive Vice President and Chief Operating Officer
·	Tom Rice has been promoted from Senior Vice President and Chief Information Officer to Executive Vice President and Enterprise Risk Manager
·	Teresa Dawson has been promoted from First Vice President and Branch Operations Manager to Senior Vice President and Director of Branch Banking

“The personnel moves announced today reflect the growth and evolving responsibilities of our senior management team as our franchise continues to grow in scale, diversity and complexity,” said Steven R. Gardner, President and Chief Executive Officer of the Company.  “Mark Whalen brings 30 plus years of banking experience to Pacific Premier Bank, with the majority of that time being spent in management positions at large financial institutions, such as First Interstate Bank of California, Finova Capital and East West Bank.  He has spent nearly his entire career working in the Southern California market and his superior knowledge and understanding of this market will be a valuable addition as we continue to pursue additional business with larger clients.”

“Eddie Wilcox has been a key member of our senior management team since 2003 and has played an integral role in the transformation of the Bank.  Eddie’s promotion to Chief Operating Officer will expand his oversight to all of the day-to-day operations of the Bank.  Tom Rice has overseen our technology and security functions since 2008 and led the smooth systems conversions and integrations of our last two acquisitions.  With his experience as a founding partner at Compushare where he oversaw the company’s expansion and several system conversions of his banking clients, Tom is ideally suited to the position of Enterprise Risk Manager, where he will be responsible for management of our enterprise risk.  Teresa Dawson has proven to be a highly effective leader since joining us in 2011, and as Director of Branch Banking she will ensure that our retail branches and cash management team continue to provide an efficient and rewarding experience for our customers.”

“Collectively, these personnel moves provide our senior management team with the depth and breadth of experience, expertise and skill set necessary to effectively manage the Company as we continue to grow organically and capitalize on additional attractive acquisition opportunities,” concluded Mr. Gardner.

About Pacific Premier Bancorp, Inc.

The Company owns all of the capital stock of the Bank.  The Bank provides business and consumer banking products to its customers through our ten full-service depository branches in Southern California located in the cities of Huntington Beach, Irvine, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino and Seal Beach.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements.  These risks and uncertainties include, but are not limited to, the following:  the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; oversupply of inventory and continued deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairments of securities held by the Company; the impact of current governmental efforts to restructure the U.S. financial regulatory system; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of the Company’s borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
President/CEO
949.864.8000

Kent J. Smith
Executive Vice President/CFO
949.864.8000